Exhibit 99.1

2Q26 Financial Results

July 2026

Earnings Press Release
and Supplemental Information

2Q
26

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Second Quarter 2026

Financial Supplement
Corporate Information	Second Quarter 2026

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2026, the company’s 310 data centers, including 89 data centers held as investments in unconsolidated entities, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 3.1 gigawatts of IT capacity, as well as approximately 8.5 gigawatts of buildable IT capacity under active development and held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 601 W 2nd St., 32nd Floor Austin, TX (737) 281-0101 digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
		BMO Capital	BNP Paribas
Barclays	Bernstein	Markets	Exane	BofA Securities	BTIG	Cantor
Brendan Lynch	Madison Rezaei	Ari Klein	Nate Crossett	Michael Funk	Thomas Catherwood	Brett Knoblauch

Citigroup	Citizens JMP	Deutsche Bank	Evercore ISI	Goldman Sachs	Green Street Advisors	Guggenheim
Michael Rollins	Greg Miller	Benjamin Soff	Irvin Liu	Michael Ng	David Guarino	Joseph Osha

HSBC	Jefferies	J.P. Morgan	KeyBanc	Mizuho Group	MoffettNathanson	Morgan Stanley
Phani Kanumuri	Jonathan Petersen	Richard Choe	Brandon Nispel	Vikram Malhotra	Nick Del Deo	Cameron McVeigh

Oppenheimer	Raymond James	RBC Capital Markets	Scotiabank	Stifel	TD Cowen	Truist Securities
Timothy Horan	Frank Louthan	Jonathan Atkin	Maher Yaghi	Erik Rasmussen	Michael Elias	Matthew Niknam

UBS	Wells Fargo	Wolfe Research
John Hodulik	Eric Luebchow	Andrew Rosivach

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

August 4, 2026	Deutsche Bank Data Center Summit	New York City, NY
August 11, 2026	Oppenheimer Annual Technology, Internet & Communications Conference	Virtual
August 18, 2026	Raymond James Park City Summer Summit	Park City, UT
September 8, 2026	Citi’s Global TMT Conference	New York City, NY
September 9, 2026	Bank of America Media, Communications & Entertainment Conference	New York City, NY
September 16, 2026	Bank of America Global Real Estate Conference	New York City, NY
September 29, 2026	RBC Global Communications Infrastructure Conference	Chicago, IL

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2026

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB+	(Stable Outlook)
Preferred Stock:	BBB-

Moody’s
Issuer Rating:	Baa2	(Positive Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25
High price	$208.14	$184.79	$182.48	$182.00	$178.85
Low price	$178.41	$151.50	$146.23	$159.22	$129.95
Closing price, end of quarter	$179.58	$180.21	$154.71	$172.88	$174.33
Average daily trading volume (1)	2,433	2,060	1,826	1,520	2,034
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	2.7%	2.7%	3.2%	2.8%	2.8%
Shares and units outstanding, end of quarter (1) (3)	376,675	355,217	349,746	349,244	346,644
Closing market value of shares and units outstanding (4)	$67,643,297	$64,013,656	$54,109,204	$60,377,303	$60,430,449

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of June 30, 2026, the total number of shares and units includes 370,010 shares of common stock, 4,294 common units held by third parties and 2,371 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) in Thousands	Second Quarter 2026

Shares and Units at End of Quarter (1)	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25
Common shares outstanding	370,010	348,924	343,557	343,041	340,372
Common partnership units outstanding	6,665	6,293	6,189	6,203	6,272
Total Shares and Units	376,675	355,217	349,746	349,244	346,644

Enterprise Value
Market value of common equity (1) (2)	$67,643,297	$64,013,656	$54,109,204	$60,377,303	$60,430,449
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	18,635,349	17,996,633	18,402,135	18,225,434	18,452,148
Total Enterprise Value	$87,033,646	$82,765,289	$73,266,339	$79,357,737	$79,637,597
Total debt / total enterprise value	21.4%	21.7%	25.1%	23.0%	23.2%
Debt-plus-preferred-to-total-enterprise-value	22.3%	22.7%	26.1%	23.9%	24.1%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$47,141,825	$40,751,409	$39,855,116	$39,374,646	$38,613,260
Total Assets	54,517,914	48,859,973	49,410,468	48,728,634	48,714,995
Total Liabilities	25,652,511	23,462,959	24,564,494	23,739,412	23,853,149

Selected Operating Data
Total operating revenues	$1,924,040	$1,635,173	$1,634,671	$1,577,234	$1,493,150
Total operating expenses	1,464,783	1,368,240	1,522,047	1,438,813	1,281,453
Net income	457,607	174,804	96,111	63,713	1,046,946
Net income / (loss) available to common stockholders	443,108	169,093	88,466	57,631	1,021,975

Financial Ratios
EBITDA (3)	$1,097,832	$805,115	$688,758	$679,912	$1,605,408
Adjusted EBITDA (4)	977,589	920,307	856,836	867,807	823,319
Net Debt-to-Adjusted EBITDA (5)	4.7x	4.7x	4.9x	4.9x	5.1x
Interest expense	113,943	116,384	116,516	113,584	109,383
Fixed charges (6)	161,226	162,202	161,479	156,687	148,957
Interest coverage ratio (7)	5.5x	5.2x	4.8x	4.9x	5.0x
Fixed charge coverage ratio (8)	5.2x	4.9x	4.5x	4.6x	4.7x

Profitability Measures
Net income / (loss) per common share - basic	$1.25	$0.49	$0.26	$0.17	$3.03
Net income / (loss) per common share - diluted	$1.21	$0.46	$0.24	$0.15	$2.94
Funds from operations (FFO) / diluted share and unit (9)	$2.73	$1.99	$1.89	$1.65	$1.75
Core funds from operations (Core FFO) / diluted share and unit (9)	$2.65	$2.04	$1.86	$1.89	$1.87
Core FFO (excluding net promote) / diluted share and unit (9)	$2.13	$2.04	$1.86	$1.89	$1.87
Adjusted funds from operations (AFFO) / diluted share and unit (10)	$2.47	$1.92	$1.34	$1.76	$1.68
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (9) (11)	44.8%	61.2%	64.5%	73.8%	69.6%
Diluted Core FFO payout ratio (9) (11)	46.0%	59.9%	65.6%	64.7%	65.2%
Diluted AFFO payout ratio (10) (11)	49.5%	63.6%	90.9%	69.2%	72.8%

Portfolio Statistics
Data Centers (12)	310	309	310	311	310
Cross-connects (12) (13)	235,500	234,000	232,500	231,000	229,000
Occupied MWs (12)	2,799	2,725	2,663	2,602	2,565
IT Load Capacity MWs (12)	3,102	3,024	2,963	2,879	2,858
Occupancy at end of quarter (14)	90.2%	90.1%	89.9%	90.4%	89.7%
Same-capital occupancy at end of quarter (14) (15)	92.5%	91.6%	91.6%	91.9%	91.5%
Weighted average remaining lease term (years) (16)	4.1	4.3	3.9	4.2	4.2

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) in Thousands	Second Quarter 2026

(1)	Shares and units are in thousands.
(2)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(3)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 28. For a reconciliation of net income available to common stockholders to EBITDA, see page 27.
(4)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, (x) gain on / issuance costs associated with redeemed preferred stock and (xi) net promote. For a discussion of Adjusted EBITDA, see page 28. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 27.
(5)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus finance lease obligations, plus our share of unconsolidated entities debt at carrying value, less cash and cash equivalents (including our share of unconsolidated entities cash), divided by the product of Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), multiplied by four.
(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(7)	Interest coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated entities interest expense).
(8)	Fixed charge coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our share of unconsolidated entities fixed charges).
(9)	For definitions and discussion of FFO, Core FFO and Core FFO (excluding net promote), see page 28. For reconciliations of net income available to common stockholders to FFO, Core FFO and Core FFO (excluding net promote), see page 13.
(10)	For a definition and discussion of AFFO, see page 28. For a reconciliation of Core FFO to AFFO, see page 14.
(11)	Diluted payout ratios for FFO, Core FFO and AFFO are calculated as dividends declared per common share and unit divided by the corresponding diluted FFO, diluted Core FFO and diluted AFFO per share and unit, respectively.
(12)	Includes data centers held as investments in unconsolidated entities. Excludes data centers held for sale and contribution.
(13)	Represents approximate amounts.
(14)	Occupancy and same-capital occupancy exclude capacity under active development and capacity held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated entities and non-managed unconsolidated entities. For some of our data centers, we calculate occupancy based on factors including available power, required support capacity and common area. Excludes data centers held for sale and contribution.
(15)	Represents data centers owned as of December 31, 2024, with less than 5% of total rentable square feet under development. Excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.
(16)	Weighted average remaining lease term excludes renewal options and is weighted by annualized recurring revenue.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2026

Digital Realty Reports Second Quarter 2026 Results

Austin, TX — July 23, 2026 — Digital Realty (NYSE: DLR), the world’s largest cloud- and carrier-neutral data center platform, announced today financial results for the second quarter of 2026. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $1.21 per share in 2Q26, compared to $2.94 in 2Q25
◾	Reported FFO per share of $2.73 in 2Q26, compared to $1.75 in 2Q25
◾	Reported Core FFO per share of $2.65 in 2Q26, compared to $1.87 in 2Q25; reported Core FFO per share (excluding net promote) of $2.13 in 2Q26
◾	Signed total bookings during 2Q26 that are expected to generate $307 million of annualized GAAP base rent at 100% share; at Digital Realty’s share, bookings were $208 million, including a $108 million contribution from the 0-1 megawatt plus interconnection category
◾	In July, signed two hyperscale leases, representing $410 million of annualized GAAP base rent at 100% share, or $205 million at Digital Realty’s share
◾	Reported rental rate increases on renewal leases of 25.4% on a cash basis in 2Q26
◾	Reported a record total backlog of $1.9 billion of annualized GAAP base rent at 100% share, at the end of 2Q26; at Digital Realty’s share, the backlog was $1.4 billion
◾	Raised 2026 Core FFO per share (excluding net promote) outlook to $8.15 - $8.20 and 2026 Constant-Currency Core FFO per share (excluding net promote) outlook to $8.10 - $8.15

Financial Results

Digital Realty reported total revenues of $1.9 billion in the second quarter of 2026, an 18% increase from the previous quarter and a 29% increase from the same quarter last year.

During the second quarter, Digital Realty recognized $188 million of net promote income in Core FFO related to the successful development and leasing of three data centers in its development joint venture. The company also recognized a $94 million insurance settlement, net of income tax, related to a previously disclosed 2024 matter, of which approximately $27 million was recognized in Core FFO as business interruption recovery; the remainder related to property damage recoveries, was excluded from Core FFO.

The company delivered net income of $458 million in the second quarter of 2026, as well as net income available to common stockholders of $443 million and $1.21 per share, compared to $0.46 per share in the previous quarter and $2.94 per share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $978 million in the second quarter of 2026, a 6% increase from the previous quarter and a 19% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $982 million in the second quarter of 2026, or $2.73 per share, compared to $1.99 per share in the previous quarter and $1.75 per share in the same quarter last year.

Digital Realty delivered Core FFO per share (excluding net promote) of $2.13 in the second quarter of 2026, compared to $2.04 per share in the previous quarter and $1.87 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share (excluding net promote) of $2.11 in the second quarter of 2026 and $4.07 per share for the six-month period ended June 30, 2026.

“Digital Realty delivered record Core FFO per share in the quarter, reflecting robust customer demand and strong execution across our core pillars of growth,” said President and Chief Executive Officer Andy Power. “We signed more than $100 million of 0-1 MW plus Interconnection bookings for the first time, demonstrating the strength of our connectivity-rich portfolio and boosting near-term growth. We also continued to make strides in our hyperscale and strategic private capital verticals, as we added powered land in the Kansas City metro, accretively purchased interests in three hyperscale data centers in Northern Virginia, and announced the deal to acquire Columbia Capital, a leading investment firm in the digital infrastructure space. Together, these growth vectors are driving double-digit bottom line growth, and we are focused on extending this runway for years to come.”

Leasing Activity

In the second quarter, Digital Realty signed total bookings that are expected to generate $307 million of annualized GAAP rental revenue, at 100% share; at Digital Realty’s share, total bookings were $208 million, including an $88 million contribution from the 0-1 MW category and a $20 million contribution from interconnection.

The weighted-average lag between new leases signed during the second quarter of 2026 and the contractual commencement date was nine months. The backlog of signed-but-not-commenced leases at quarter-end was $1.9 billion of annualized GAAP base rent at 100% share, and $1.4 billion at Digital Realty’s share. In addition, Digital Realty also signed renewal leases representing $262 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2026 increased 25.4% on a cash basis and 32.0% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2026

New leases signed during the second quarter of 2026, at Digital Realty’s share, are summarized by region and product as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent
Americas	(in thousands)	Megawatts	per Kilowatt
0-1 MW	$37,131	10.6	$293
> 1 MW	82,706	44.2	156
Other (1)	142	—	—
Total	$119,980	54.8	$182

EMEA (2)
0-1 MW	$42,149	13.0	$269
> 1 MW	4,999	2.5	167
Other (1)	21	—	—
Total	$47,168	15.5	$253

Asia Pacific (2)
0-1 MW	$8,541	2.5	$286
> 1 MW	12,141	6.2	165
Other (1)	170	—	—
Total	$20,851	8.6	$199

All Regions (2)
0-1 MW	$87,821	26.1	$280
> 1 MW	99,846	52.9	157
Other (1)	332	—	—
Total	$187,999	79.0	$198

Interconnection	$20,497	N/A	N/A

Grand Total at DLR Share	$208,495	79.0	$198

Grand Total at 100% Share	$306,944	129.8	$183

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended June 30, 2026.

Investment Activity

During the second quarter of 2026, Digital Realty acquired:

●	Land in Marseille, France for approximately €46.5 million, or $53.1 million, that is expected to support the development of up to 48 megawatts of IT capacity.
●	Land in the Atlanta metro area for approximately $20 million. Together with an adjacent parcel that was acquired in the first quarter, this campus is expected to support over one gigawatt of IT capacity.

As previously announced, during the quarter, Digital Realty also acquired:

●	Land in the Kansas City metro area for approximately $475 million to support hyperscale data center development for up to two gigawatts of utility power.
●	Two data centers in Malaysia containing 16.5 megawatts of IT capacity, and a land parcel that is expected to support the development of up to 14 megawatts of IT capacity, for total consideration of approximately $134 million.
●	A 64% stake in three fully leased data centers in Northern Virginia containing 288 megawatts of IT capacity, at a gross value of approximately $7.8 billion, reflecting an expected initial stabilized cap rate of over 6.5%. The newly developed assets are expected to be fully stabilized in the first half of 2027 and first half of 2028. Total consideration for our joint venture partners’ equity interest in the assets was approximately $3.5 billion, including $1.2 billion of cash and 12.3 million shares of Digital Realty common stock.

As previously disclosed, during the quarter, Digital Realty sold a non-core asset in the Atlanta metro area for $24 million.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2026

Balance Sheet

Digital Realty had approximately $18.6 billion of total debt outstanding as of June 30, 2026, comprised of $17.0 billion of unsecured debt and approximately $1.6 billion of secured debt and other debt. At the end of the second quarter of 2026, net debt-to-Adjusted EBITDA was 4.7x, debt-plus-preferred-to-total enterprise value was 22.3% and fixed charge coverage was 5.2x.

From our first quarter earnings report on April 23, 2026 through June 30, 2026, the company sold approximately 6.2 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $191.63 per share, for net proceeds of approximately $1.2 billion. Year-to-date, the company has sold approximately 13.5 million shares under its ATM equity issuance program at a weighted average price of $184.94 per share, for net proceeds of approximately $2.5 billion.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2026

2026 Outlook

Digital Realty raised its 2026 Core FFO per share (excluding net promote) outlook to $8.15 - $8.20 and its 2026 Constant-Currency Core FFO per share (excluding net promote) outlook to $8.10 - $8.15. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	February 5, 2026	April 23, 2026	July 23, 2026
Total revenue (excluding promote income)	$6.600 - $6.700 billion	$6.650 - $6.750 billion	$6.850 - $6.950 billion
Net non-cash rent adjustments (1)	($90 - $95 million)	($90 - $95 million)	($145 - $150 million)
Adjusted EBITDA	$3.600 - $3.700 billion	$3.650 - $3.750 billion	$3.750 - $3.850 billion
G&A	$610 - $620 million	$615 - $625 million	$620 - $630 million

Internal Growth
Rental rates on renewal leases
Cash basis	6.0% - 8.0%	6.5% - 8.5%	9.0% - 11.0%
GAAP basis	8.5% - 10.5%	9.5% - 11.5%	12.0% - 14.0%
Year-end portfolio occupancy (2)	+50 - 100 bps	+50 - 100 bps	+75 - 125 bps
"Same-Capital" cash NOI growth (3)	4.0% - 5.0%	4.0% - 5.0%	4.25% - 5.25%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.30 - $1.35	$1.32 - $1.37	$1.32 - $1.37
U.S. Dollar / Euro	$1.13 - $1.18	$1.15 - $1.20	$1.13 - $1.18

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$500 - $1,000 million	$500 - $1,000 million	$1,000 - $1,500 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (Net of Partner Contributions) (4)	$3,250 - $3,750 million	$3,500 - $4,000 million	$4,250 - $4,750 million
Average stabilized yields	10.0%+	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (5)	$30 - $35 million	$30 - $35 million	$30 - $35 million
Recurring CapEx + capitalized leasing costs (6)	$400 - $425 million	$400 - $425 million	$400 - $425 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1,000 - $1,500 million	$1,500 - $2,000 million	$1,500 - $2,000 million
Pricing	4.0% - 4.5%	4.0% - 4.5%	4.5% - 5.5%
Timing	Mid-Year	Mid-Year	2H-2026

Net income per diluted share	$2.55 - $2.65	$2.65 - $2.75	$3.10 - $3.15
Real estate depreciation and (gain) / loss on sale	$4.90 - $4.90	$4.95 - $4.95	$5.30 - $5.30
Funds From Operations / share (NAREIT-Defined)	$7.45 - $7.55	$7.60 - $7.70	$8.40 - $8.45
Non-core expenses and revenue streams	$0.45 - $0.45	$0.40 - $0.40	$0.25 - $0.25
Net Promote	$0.00 - $0.00	$0.00 - $0.00	($0.50) - ($0.50)
Core Funds From Operations / share (excluding net promote)	$7.90 - $8.00	$8.00 - $8.10	$8.15 - $8.20
Foreign currency translation adjustments	$0.00 - $0.00	($0.05) - ($0.05)	($0.05) - ($0.05)
Constant-Currency Core FFO / share (excluding net promote)	$7.90 - $8.00	$7.95 - $8.05	$8.10 - $8.15

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	Year-end portfolio occupancy guidance based on IT load (kW).
(3)	The “Same-Capital” pool includes properties owned as of December 31, 2024 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2025-2026, properties classified as held for sale and contribution, and properties sold or contributed to joint ventures for all periods presented. The 2026 “Same-Capital” cash NOI growth outlook is presented on a constant currency basis.
(4)	Excludes land acquisitions and includes Digital Realty’s share of joint venture and fund contributions. Figure is net of joint venture and fund partners’ share of contributions.
(5)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(6)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2026

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Core FFO (excluding net promote), Constant Currency Core FFO (excluding net promote), Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO (excluding net promote) to Constant Currency Core FFO (excluding net promote), a reconciliation from Core FFO to Adjusted FFO, a reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Constant Currency Core FFO, Core FFO (excluding net promote), Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on July 23, 2026, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s second quarter 2026 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

A live webcast of the call will be available on the Investors section of Digital Realty’s website at https://investor.digitalrealty.com. The webcast will be archived for one year and the replay will be available shortly after the conclusion of the live event.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation, from cloud and digital transformation to emerging technologies like artificial intelligence (AI), and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 55+ metros across 30+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

InvestorRelations@digitalrealty.com

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2026

	Three Months Ended					Six Months Ended
	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	30-Jun-26	30-Jun-25
Rental revenues	$1,145,936	$1,103,946	$1,074,703	$1,045,708	$1,003,550	$2,249,882	$1,964,076
Tenant reimbursements - Utilities	352,897	333,909	356,084	332,681	294,503	686,807	565,692
Tenant reimbursements - Other	45,391	38,093	34,406	37,302	37,355	83,484	79,532
Interconnection and other	130,409	124,278	123,414	120,399	121,952	254,687	234,921
Fee income	248,927	34,899	45,692	36,398	34,427	283,826	55,070
Other	480	47	372	4,746	1,363	527	1,496
Total Operating Revenues	$1,924,040	$1,635,173	$1,634,671	$1,577,234	$1,493,150	$3,559,213	$2,900,787

Utilities	$396,454	$372,385	$398,185	$375,627	$339,288	$768,839	$652,673
Rental property operating	291,408	266,115	295,948	278,292	267,724	557,523	506,324
Property taxes	55,160	54,964	50,791	51,823	49,570	110,124	98,426
Insurance	4,744	4,799	4,711	4,508	4,946	9,543	9,429
Depreciation and amortization	507,106	499,511	493,458	497,002	461,167	1,006,617	904,176
General and administration	153,316	151,923	159,283	139,911	133,755	305,239	254,867
Severance, equity acceleration and legal expenses	4,384	2,835	4,937	1,794	2,262	7,219	4,690
Transaction and integration expenses	38,703	15,685	36,083	86,559	22,546	54,388	62,448
Provision for impairment	—	—	78,553	—	—	—	—
Other expenses	13,508	23	98	3,297	195	13,531	307
Total Operating Expenses	$1,464,783	$1,368,240	$1,522,047	$1,438,813	$1,281,453	$2,833,023	$2,493,340

Operating income before gain (loss) on disposition of properties, net	$459,257	$266,933	$112,624	$138,420	$211,698	$726,190	$407,447
Gain (loss) on disposition of properties, net	7,988	873	42,865	19,780	931,830	8,861	932,941
Operating Income	$467,245	$267,806	$155,489	$158,200	$1,143,527	$735,051	$1,340,388

Equity in earnings (loss) of unconsolidated entities	36	(1,833)	4,659	(16,944)	(12,062)	(1,797)	(19,702)
Interest and other income (expense), net	137,944	45,342	42,797	47,735	37,747	183,286	70,520
Interest (expense)	(113,943)	(116,384)	(116,516)	(113,584)	(109,383)	(230,327)	(207,847)
Income tax benefit (expense)	(33,675)	(16,008)	9,673	(11,695)	(12,883)	(49,683)	(30,018)
Gain (loss) on debt extinguishment and modifications	—	(4,119)	9	—	—	(4,119)	—
Net Income	$457,607	$174,804	$96,111	$63,713	$1,046,946	$632,411	$1,153,341

Net (income) loss attributable to noncontrolling interests	(4,318)	4,470	2,536	4,099	(14,790)	152	(11,211)
Net Income Attributable to Digital Realty Trust, Inc.	$453,289	$179,274	$98,647	$67,812	$1,032,156	$632,563	$1,142,130

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(20,362)	(20,362)
Net Income (Loss) Available to Common Stockholders	$443,108	$169,093	$88,466	$57,631	$1,021,975	$612,201	$1,121,768

Weighted-average shares outstanding - basic	354,118	345,013	343,493	341,370	337,589	349,591	337,139
Weighted-average shares outstanding - diluted	361,542	353,255	351,570	349,234	345,734	357,355	345,305
Weighted-average fully diluted shares and units	367,605	359,300	357,430	355,165	351,691	363,462	351,239

Net income / (loss) per share - basic	$1.25	$0.49	$0.26	$0.17	$3.03	$1.75	$3.33
Net income / (loss) per share - diluted	$1.21	$0.46	$0.24	$0.15	$2.94	$1.68	$3.21

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2026

	Three Months Ended					Six Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	30-Jun-26	30-Jun-25

Net Income (Loss) Available to Common Stockholders	$443,108	$169,093	$88,466	$57,631	$1,021,975	$612,201	$1,121,768
Adjustments:
Noncontrolling interest in operating partnership	9,000	4,000	2,000	2,000	21,000	13,000	24,000
Real estate related depreciation and amortization (1)	499,106	490,965	484,260	487,182	451,050	990,071	883,700
Reconciling items related to noncontrolling interests	(24,292)	(23,726)	(22,753)	(22,888)	(21,038)	(48,018)	(40,518)
Unconsolidated entities real estate related depreciation and amortization	62,972	60,291	70,260	65,922	59,172	123,263	115,033
(Gain) loss on real estate transactions	(7,988)	(226)	(42,865)	(19,780)	(931,830)	(8,214)	(932,941)
Provision for impairment	—	—	78,553	—	—	—	—
Funds From Operations	$981,906	$700,398	$657,921	$570,067	$600,329	$1,682,303	$1,171,044

Weighted-average shares and units outstanding - basic	360,181	351,059	349,354	347,301	343,546	355,698	343,073
Weighted-average shares and units outstanding - diluted (2) (3)	367,605	359,300	357,430	355,165	351,691	363,462	351,239

Funds From Operations per share - basic	$2.73	$2.00	$1.88	$1.64	$1.75	$4.73	$3.41

Funds From Operations per share - diluted (2) (3)	$2.73	$1.99	$1.89	$1.65	$1.75	$4.73	$3.42

s

Reconciliation of FFO to Core FFO	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	30-Jun-26	30-Jun-25

Funds From Operations	$981,906	$700,398	$657,921	$570,067	$600,329	$1,682,303	$1,171,044
Other non-core revenue adjustments (4)	(80,837)	(29)	(10,633)	(4,746)	4,228	(80,866)	2,303
Transaction and integration expenses	38,703	15,685	36,083	86,559	22,546	54,388	62,448
Gain (loss) on debt extinguishment and modifications	—	4,119	(9)	—	—	4,119	—
Severance, equity acceleration and legal expenses (5)	4,384	2,835	4,937	1,794	2,262	7,219	4,690
(Gain) loss on FX and derivatives revaluation	(1,608)	(4,398)	(16,295)	252	8,827	(6,006)	6,764
Other non-core expense adjustments (6)	13,208	(2,538)	(21,794)	2,075	5,092	10,670	4,390
Core Funds From Operations	$955,756	$716,071	$650,210	$656,001	$643,284	$1,671,827	$1,251,639

Net promote	(187,871)	—	—	—	—	(187,871)	—

Core Funds From Operations (excluding net promote)	$767,885	$716,071	$650,210	$656,001	$643,284	$1,483,956	$1,251,639

Weighted-average shares and units outstanding - diluted (2) (3)	360,648	351,293	349,740	347,700	343,909	356,113	343,436

Core Funds From Operations per share - diluted (2)	$2.65	$2.04	$1.86	$1.89	$1.87	$4.69	$3.64

Core FFO per share (excluding net promote) - diluted (2)	$2.13	$2.04	$1.86	$1.89	$1.87	$4.17	$3.64

(1) Real Estate Related Depreciation & Amortization	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	30-Jun-26	30-Jun-25

Depreciation and amortization per income statement	$507,106	$499,511	$493,458	$497,002	$461,167	$1,006,617	$904,175
Non-real estate depreciation	(8,000)	(8,546)	(9,198)	(9,820)	(10,117)	(16,546)	(20,473)
Real Estate Related Depreciation & Amortization	$499,106	$490,965	$484,259	$487,182	$451,050	$990,071	$883,702

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. U.S. GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related noncontrolling interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Six Months Ended
	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	30-Jun-26	30-Jun-25
Teraco noncontrolling share of FFO	$19,979	$15,410	$18,240	$17,018	$15,850	$35,389	$29,136
Teraco related minority interest	$19,979	$15,410	$18,240	$17,018	$15,850	$35,389	$29,136

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO, Core FFO and Core FFO (excluding net promote), see the Definitions section.
(4)	Includes development fees included in gains, lease termination fees, gain on sale of equity investment included in other income, insurance proceeds related to property damage and unconsolidated entities non-core adjustments within equity in earnings.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with non-recurring legal and insurance expenses, impact of foreign tax rate changes, non-core adjustments attributable to noncontrolling interests, impact on tax expense due to insurance proceeds related to property damage and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2026

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	30-Jun-26	30-Jun-25

Core Funds From Operations	$955,756	$716,071	$650,210	$656,001	$643,284	$1,671,827	$1,251,638
Adjustments:
Non-real estate depreciation	8,000	8,546	9,198	9,820	10,117	16,546	20,473
Amortization of deferred financing costs	6,343	6,443	6,781	6,565	6,451	12,786	12,999
Amortization of debt discount/premium	1,595	1,581	1,341	1,293	1,251	3,176	2,377
Non-cash stock-based compensation expense	21,379	20,908	17,327	18,174	18,026	42,287	34,726
Straight-line rental revenue	(26,955)	(21,741)	(34,351)	(33,351)	(23,698)	(48,696)	(33,390)
Straight-line rental expense	(602)	(1,410)	(97)	(271)	(475)	(2,012)	(635)
Above- and below-market rent amortization	(962)	(1,007)	(972)	(864)	(752)	(1,969)	(1,458)
Deferred tax (benefit) / expense	(12,681)	(10,919)	(26,184)	18,187	(30,714)	(23,600)	(31,232)
Leasing compensation and internal lease commissions	13,857	15,476	14,644	15,013	14,721	29,333	28,126
Recurring capital expenditures (1)	(76,674)	(59,665)	(168,539)	(77,998)	(62,083)	(136,339)	(97,388)

Adjusted Funds From Operations (2)	$889,056	$674,283	$469,358	$612,569	$576,127	$1,563,339	$1,186,235

Weighted-average shares and units outstanding - basic	360,181	351,059	349,354	347,301	343,546	355,698	343,073
Weighted-average shares and units outstanding - diluted (3)	360,648	351,293	349,740	347,700	343,909	356,113	343,436

AFFO per share - diluted (3)	$2.47	$1.92	$1.34	$1.76	$1.68	$4.39	$3.45

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$2.44	$2.44

Diluted AFFO Payout Ratio	49.5%	63.6%	90.9%	69.2%	72.8%	55.6%	70.6%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	30-Jun-26	30-Jun-25

Weighted Average Common Stock and Units Outstanding	360,181	351,059	349,354	347,301	343,546	355,698	343,073
Add: Effect of dilutive securities	467	234	386	399	362	415	363
Weighted Avg. Common Stock and Units Outstanding - diluted	360,648	351,293	349,740	347,700	343,909	356,113	343,436

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income (loss) available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2026

	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25
Assets
Investments in real estate:
Real estate	$33,700,303	$31,633,899	$31,359,298	$30,194,891	$29,836,218
Construction in progress	9,770,384	5,381,071	4,976,785	5,422,338	5,080,701
Land held for future development	122,841	199,681	91,130	66,668	73,665
Investments in Real Estate	$43,593,528	$37,214,651	$36,427,213	$35,683,897	$34,990,583
Accumulated depreciation and amortization	(10,736,127)	(10,355,181)	(9,993,596)	(9,665,380)	(9,341,719)
Net Investments in Properties	$32,857,401	$26,859,470	$26,433,617	$26,018,517	$25,648,865
Investment in unconsolidated entities	3,548,297	3,536,757	3,427,903	3,690,749	3,622,677
Net Investments in Real Estate	$36,405,698	$30,396,227	$29,861,520	$29,709,266	$29,271,542

Operating lease right-of-use assets, net	$1,093,015	$1,105,080	$1,135,645	$1,167,398	$1,180,657
Cash and cash equivalents	1,864,796	2,426,631	3,451,647	3,299,703	3,554,126
Accounts and other receivables, net (1)	1,564,955	1,430,242	1,358,895	1,496,105	1,586,146
Deferred rent, net	792,045	765,198	750,907	710,624	681,375
Goodwill	9,592,127	9,591,250	9,711,953	9,647,754	9,636,513
Customer relationship value, deferred leasing costs and other intangibles, net	2,595,046	2,053,368	2,134,698	2,080,898	2,171,318
Assets held for sale and contribution	—	441,064	349,826	116,624	139,993
Other assets	610,232	650,913	655,377	500,262	493,325
Total Assets	$54,517,914	$48,859,973	$49,410,468	$48,728,634	$48,714,995

Liabilities and Equity
Global unsecured revolving credit facilities, net	$709,756	$707,961	$899,090	$1,152,042	$567,699
Unsecured term loans, net	427,681	432,450	439,536	438,933	440,788
Unsecured senior notes, net of discount	15,906,794	16,013,977	16,194,441	15,808,565	16,641,367
Secured and other debt, net of discount	1,591,118	842,245	869,068	825,894	802,294
Operating lease liabilities	1,209,459	1,218,509	1,253,217	1,285,067	1,298,085
Accounts payable and other accrued liabilities	3,922,825	2,419,888	2,600,979	2,377,726	2,310,882
Deferred tax liabilities	1,124,899	1,093,955	1,124,724	1,151,374	1,137,305
Accrued dividends and distributions	—	—	428,337	—	—
Security deposits and prepaid rents	759,979	733,974	754,920	699,528	653,640
Obligations associated with assets held for sale and contribution	—	—	182	283	1,089
Total Liabilities	$25,652,511	$23,462,959	$24,564,494	$23,739,412	$23,853,149

Redeemable noncontrolling interests	886,249	1,594,718	1,498,975	1,535,972	1,505,889

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 502,000 shares authorized (5)	3,669	3,459	3,406	3,400	3,374
Additional paid-in capital	34,160,613	30,093,165	29,350,487	29,182,332	28,720,826
Dividends in excess of earnings	(6,939,476)	(6,946,676)	(6,690,722)	(6,358,501)	(5,997,607)
Accumulated other comprehensive loss, net	(522,024)	(512,885)	(469,198)	(533,891)	(543,756)
Total Stockholders' Equity	$27,434,472	$23,368,753	$22,925,663	$23,025,030	$22,914,527

Noncontrolling Interests
Noncontrolling interest in operating partnership	$533,620	$426,853	$415,456	$420,280	$431,000
Noncontrolling interest in consolidated entities	11,062	6,690	5,880	7,940	10,430

Total Noncontrolling Interests	$544,682	$433,543	$421,336	$428,220	$441,430

Total Equity	$27,979,154	$23,802,296	$23,346,999	$23,453,250	$23,355,957

Total Liabilities and Equity	$54,517,914	$48,859,973	$49,410,468	$48,728,634	$48,714,995

(1)	Net of allowance for doubtful accounts of $73,428 and $80,832 as of June 30, 2026 and June 30, 2025, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of June 30, 2026 and June 30, 2025.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of June 30, 2026 and June 30, 2025.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of June 30, 2026 and June 30, 2025.
(5)	Common Stock: 370,010 and 340,372 shares issued and outstanding as of June 30, 2026 and June 30, 2025, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2026

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,443,042
Campus	2,068,433
Other (4)	81,858
Total Cash NOI, Annualized	$3,593,333
less: Partners' share of consolidated JVs	(100,654)
Acquisitions / dispositions / expirations	77,280
FY 2026 backlog cash NOI and 2Q26 carry-over (stabilized) (5)	336,841
Total Consolidated Cash NOI, Annualized	$3,906,800

Digital Realty's Pro Rata Share of Unconsolidated Entities Cash NOI (3) (6)	$375,581

Other Income
Development and Management Fees (net), Annualized (excluding promote income)	$190,182

Other Assets
Pre-stabilized inventory, at cost (7)	$917,416
Land held for development	122,841
Development CIP	9,770,384
less: Investment associated with FY26 Backlog NOI (8)	(2,152,379)
Cash and cash equivalents	1,864,796
Accounts and other receivables, net	1,564,955
Other assets	610,232
less: Partners' share of consolidated entities assets	(166,589)
Total Other Assets	$12,531,656

Liabilities
Global unsecured revolving credit facilities	$726,207
Unsecured term loans	428,325
Unsecured senior notes	16,019,337
Secured and other debt	1,593,736
Accounts payable and other accrued liabilities	3,393,133
Deferred tax liabilities	1,124,899
Security deposits and prepaid rents	759,979
Backlog NOI cost to complete (8)	486,827
Preferred stock	755,000
Digital Realty's share of unconsolidated entities debt	1,985,418
less: Partners' share of consolidated entities liabilities	(502,009)
Total Liabilities	$26,770,852

(1)	Backlog and associated financial line items include activity related to properties held in unconsolidated entities.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income before gain (loss) on disposition of properties, net to NOI and cash NOI, see page 29.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 2Q26 Cash NOI of $3.6 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2026. Includes Digital Realty’s share of signed leases at properties held in unconsolidated entities.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated entities operating income to cash NOI, see page 26.
(7)	Excludes Digital Realty’s share of cost at properties held in unconsolidated entities.
(8)	Includes Digital Realty’s share of construction in progress and expected cost to complete at properties held in unconsolidated entities.

Debt Maturities	Financial Supplement
Unaudited and Dollars in thousands	Second Quarter 2026

66

	As of June 30, 2026
		Interest Rate
	Interest	Including
	Rate	Swaps	2026	2027	2028	2029	2030	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	1.713%	1.713%	—	—	—	—	$627,160	—	$627,160
Yen revolving credit facility	1.597%	1.597%	—	—	—	—	99,047	—	99,047
Deferred financing costs, net	—	—	—	—	—	—	—	—	(16,451)
Total Global Unsecured Revolving Credit Facilities	1.697%	1.697%	—	—	—	—	$726,207	—	$709,756

Unsecured Term Loans (1)
Euro term loan facility	3.075%	3.075%	—	$428,325	—	—	—	—	$428,325
Deferred financing costs, net	—	—	—	—	—	—	—	—	(644)
Total Unsecured Term Loans	3.075%	3.075%	—	$428,325	—	—	—	—	$427,681

Senior Notes
₣275 million 0.200% Notes due 2026	0.200%	0.200%	$340,176	—	—	—	—	—	$340,176
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	$185,550	—	—	—	—	185,550
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	1,000,000	—	—	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	$571,100	—	—	—	571,100
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	900,000	—	—	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	650,000	—	—	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	$333,991	—	—	333,991
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	900,000	—	—	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	464,170	—	—	464,170
$1.15 billion 1.875% Exchangeable Notes due 2029 (2)	1.875%	1.263%	—	—	—	1,150,000	—	—	1,150,000
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	$856,650	—	856,650
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	729,410	—	729,410
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	$571,100	571,100
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,142,200	1,142,200
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	856,650	856,650
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	856,650	856,650
€600 million 3.750% Notes due 2033	3.750%	3.750%	—	—	—	—	—	685,320	685,320
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	970,870	970,870
€850 million 3.875% Notes due 2034	3.875%	3.875%	—	—	—	—	—	970,870	970,870
€850 million 3.875% Notes due 2035	3.875%	3.875%	—	—	—	—	—	970,870	970,870
€800 million 4.250% Notes due 2037	4.250%	4.250%	—	—	—	—	—	913,760	913,760
Unamortized discounts, net	—	—	—	—	—	—	—	—	(41,662)
Deferred financing costs, net	—	—	—	—	—	—	—	—	(70,882)
Total Senior Notes	2.806%	2.599%	$340,176	$1,185,550	$2,121,100	$2,848,161	$1,586,060	$7,938,290	$15,906,793

Secured Debt
ICN10 Facilities	4.970%	3.228%	—	—	—	—	$10,753	—	$10,753
Westin	3.290%	3.290%	—	$135,000	—	—	—	—	135,000
Teraco Loans	8.978%	10.050%	$56,668	113,335	$406,741	$20,135	70,472	$34,367	701,719
Telepoint	3.918%	3.918%	—	—	811	438	—	—	1,249
N. Virginia credit facility	5.725%	5.725%	—	—	—	725,638	—	—	725,638
Deferred financing costs, net	—	—	—	—	—	—	—	—	(2,618)
Total Secured Debt	6.959%	7.426%	$56,668	$248,335	$407,552	$746,211	$81,225	$34,367	$1,571,741

Other Debt
Icolo loans	12.741%	12.741%	—	$5,175	$1,263	$6,133	—	$6,806	$19,377
Total Other Debt	12.741%	12.741%	—	$5,175	$1,263	$6,133	—	$6,806	$19,377

Total unhedged variable rate debt	—	—	$2,319	$432,962	$17,145	$727,468	$736,725	$11,193	$1,927,812
Total fixed rate / hedged variable rate debt	—	—	394,525	1,434,423	2,512,770	2,873,037	1,656,767	7,968,270	16,839,794
Total Debt	3.128%	2.990%	$396,844	$1,867,385	$2,529,915	$3,600,505	$2,393,492	$7,979,463	$18,767,606

Weighted Average Interest Rate			1.607%	3.088%	4.442%	3.012%	2.505%	2.711%	2.990%

Summary

Weighted Average Term to Initial Maturity									4.4 Years

Weighted Average Maturity (assuming exercise of extension options)									4.5 Years

Global Unsecured Revolving Credit Facilities Detail As of June 30, 2026

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$4,452,064	$3,643,855	$726,207

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $82.0 million.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2026

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-26	30-Jun-25	% Change	31-Mar-26	% Change	30-Jun-26	30-Jun-25	% Change
Rental revenues	$860,191	$798,338	7.7%	$849,758	1.2%	$1,709,949	$1,581,098	8.1%
Tenant reimbursements - Utilities	269,255	250,296	7.6%	268,277	0.4%	537,532	480,880	11.8%
Tenant reimbursements - Other	37,983	31,524	20.5%	30,553	24.3%	68,536	63,512	7.9%
Interconnection and other	104,210	95,640	9.0%	99,250	5.0%	203,460	184,840	10.1%
Total Revenue	$1,271,639	$1,175,798	8.2%	$1,247,838	1.9%	$2,519,477	$2,310,329	9.1%

Utilities	$298,503	$275,249	8.4%	$297,775	0.2%	$596,279	$538,301	10.8%
Rental property operating	220,489	208,364	5.8%	207,957	6.0%	428,446	394,433	8.6%
Property taxes	44,400	39,093	13.6%	42,551	4.3%	86,951	77,456	12.3%
Insurance	5,419	5,339	1.5%	5,474	(1.0%)	10,894	10,259	6.2%
Total Expenses	$568,812	$528,045	7.7%	$553,757	2.7%	$1,122,570	$1,020,449	10.0%

Net Operating Income (2)	$702,827	$647,753	8.5%	$694,081	1.3%	$1,396,907	$1,289,880	8.3%
Less:
Stabilized straight-line rent	$4,636	$6,988	(33.7%)	$1,566	196.1%	$6,202	$7,039	(11.9%)
Above- and below-market rent	683	537	27.3%	637	7.3%	1,320	1,102	19.8%
Cash Net Operating Income (2)	$697,508	$640,228	8.9%	$691,878	0.8%	$1,389,385	$1,281,739	8.4%

Constant Currency Cash Net Operating Income (3)	$686,593	$640,228	7.2%			$1,344,251	$1,281,739	4.9%

Stabilized Portfolio Occupancy at period end (4)	92.5%	91.5%	1.1%	91.6%	1.0%	92.5%	91.5%	1.1%

(1)	Represents data centers owned as of December 31, 2024 with less than 5% of total rentable square feet under development. Excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income before gain (loss) on disposition of properties, net to NOI and cash NOI, see page 29.
(3)	Adjustment calculated by holding currency translation rates for 2026 constant with average currency translation rates that were applicable to the same periods in 2025.
(4)	Occupancy excludes capacity under active development and capacity held for development.

Summary of Leasing Activity	Financial Supplement
Leases Signed and Renewed in the Quarter End June 30, 2026	Second Quarter 2026

	0-1 MW (Based on kW)			> 1 MW (Based on kW)			Data Center Total			Other (Based on NRSF) (3)
Leasing Activity - New (1) (2)	2Q26	YTD	LTM	2Q26	YTD	LTM	2Q26	YTD	LTM	2Q26	YTD	LTM

Annualized GAAP Rent at 100% Share (in thousands)	$95,861	$182,528	$334,616	$188,674	$787,469	$1,190,753	$284,534	$969,997	$1,525,369	$424	$1,368	$3,925

At Digital Realty Share

Annualized GAAP Rent (in thousands)	$87,821	$166,774	$308,772	$99,846	$424,327	$578,462	$187,666	$591,102	$887,234	$332	$1,060	$2,909

Kilowatt Leased / NRSF (in thousands)	26,117	52,745	93,720	52,875	202,219	269,684	78,992	254,964	363,404	9	22	51

Weighted Average Lease Term (years)	4.1	4.2	4.3	8.8	12.2	11.5	6.6	10.0	9.1	4.4	4.3	6.1

Initial Stabilized cash rent per Kilowatt / NRSF	$278	$261	$271	$147	$151	$156	$190	$174	$185	$35	$45	$54
GAAP Rent per Kilowatt / NRSF	$280	$263	$275	$157	$175	$179	$198	$193	$203	$37	$47	$57
Leasing cost per Kilowatt / NRSF	$25	$21	$32	—	$0	$1	$8	$4	$9	$3	$2	$3

	0-1 MW (Based on kW)			> 1 MW (Based on kW)			Data Center Total			Other (Based on NRSF) (3)
Leasing Activity - Renewals (1) (2)	2Q26	YTD	LTM	2Q26	YTD	LTM	2Q26	YTD	LTM	2Q26	YTD	LTM

At Digital Realty Share
Leases renewed Kilowatt / NRSF (in thousands)	34,788	79,367	153,323	35,835	50,209	108,392	70,623	129,576	261,715	35	167	296
Leasing cost per Kilowatt / NRSF	$2	$1	$1	—	—	$3	$1	$1	$2	$1	$1	$1

Weighted Average Lease Term (years)	1.4	1.4	1.5	4.6	4.2	5.0	2.8	2.3	2.8	2.9	4.5	4.1

Cash Rent
Expiring cash rent per Kilowatt / NRSF	$331	$303	$320	$159	$163	$170	$244	$249	$258	$57	$32	$48
Renewed cash rent per Kilowatt / NRSF	$348	$318	$334	$265	$243	$218	$306	$289	$286	$61	$36	$57

Cash Rent % Change kW / NRSF	5.2%	4.7%	4.5%	66.7%	48.7%	28.4%	25.6%	15.9%	11.0%	7.6%	13.2%	19.4%

GAAP Rent
Expiring GAAP rent per Kilowatt / NRSF	$330	$302	$319	$142	$150	$153	$235	$243	$250	$55	$31	$45
Renewed GAAP rent per Kilowatt / NRSF	$349	$318	$335	$272	$248	$223	$310	$291	$289	$64	$37	$59

GAAP Rent % Change kW / NRSF	5.5%	5.3%	5.0%	92.3%	65.6%	46.0%	32.1%	19.7%	15.4%	15.2%	21.9%	30.3%

Churn (4)	2.0%	4.4%	8.3%	0.4%	0.9%	3.3%	1.1%	2.4%	5.5%	2.6%	5.6%	6.3%

Note:  Data center totals may not foot due to rounding differences.

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased capacity.
(3)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(4)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by annualized GAAP rent.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands (except per kW data)	Second Quarter 2026

		% of				Rent Per kW
	Annualized	Annualized	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Rent (1)	Rent	at Expiration	Leases	Per Month	Expiration
0-1 MW
Month to Month (2)	$70,777	1.5%	$69,153	12,831	$460	$449
2026	422,830	8.8%	421,602	92,044	383	382
2027	553,360	11.5%	549,945	139,079	332	330
2028	183,932	3.8%	188,815	51,266	299	307
2029	140,233	2.9%	148,541	40,610	288	305
2030	88,266	1.8%	93,449	26,439	278	295
2031	61,964	1.3%	70,506	21,030	246	279
2032	33,941	0.7%	38,120	9,254	306	343
2033	13,440	0.3%	16,339	4,410	254	309
2034	2,596	0.1%	2,629	814	266	269
2035	10,025	0.2%	13,078	3,779	221	288
Thereafter	5,800	0.1%	6,847	2,822	171	202
Total / Wtd. Avg.	$1,587,165	33.0%	$1,619,023	404,377	$327	$334

> 1 MW		Annualized
Month to Month (2)	$8,105	0.2%	$8,254	4,730	$143	$145
2026	148,258	3.1%	148,381	96,545	128	128
2027	321,151	6.7%	325,066	181,301	148	149
2028	268,868	5.6%	276,823	172,279	130	134
2029	375,859	7.8%	393,047	236,980	132	138
2030	304,121	6.3%	321,302	197,116	129	136
2031	293,350	6.1%	339,237	176,891	138	160
2032	203,067	4.2%	224,015	130,540	130	143
2033	115,123	2.4%	125,691	67,144	143	156
2034	162,763	3.4%	183,183	124,019	109	123
2035	82,186	1.7%	85,150	51,814	132	137
Thereafter	721,062	15.0%	1,052,299	413,681	145	212
Total / Wtd. Avg.	$3,003,914	62.5%	$3,482,448	1,853,040	$135	$157

Data Center Total		Annualized
Month to Month (2)	$78,882	1.6%	$77,407	17,562	$374	$367
2026	571,088	11.9%	569,983	188,588	252	252
2027	874,512	18.2%	875,011	320,380	227	228
2028	452,800	9.4%	465,638	223,545	169	174
2029	516,092	10.7%	541,588	277,590	155	163
2030	392,388	8.2%	414,752	223,554	146	155
2031	355,314	7.4%	409,743	197,921	150	173
2032	237,009	4.9%	262,135	139,794	141	156
2033	128,562	2.7%	142,029	71,554	150	165
2034	165,359	3.4%	185,812	124,832	110	124
2035	92,211	1.9%	98,228	55,593	138	147
Thereafter	726,861	15.1%	1,059,145	416,503	145	212
Total / Wtd. Avg.	$4,591,078	95.5%	$5,101,471	2,257,417	$169	$188

Other (3)		Annualized
Total	$217,769	4.5%	$228,855	—	—	—

Grand Total		Annualized
Total	$4,808,848	100.0%	$5,330,326	—	—	—

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2026, multiplied by 12.
(2)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(3)	Other includes unimproved data center shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed and non-managed portfolio of unconsolidated entities based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2026

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	75	$550,059	10.8%	8.4
2	Oracle Corporation	42	509,151	10.0%	10.8
3	Social Content Platform	32	282,065	5.6%	2.5
4	Global Cloud Provider	65	225,391	4.4%	2.7
5	Fortune 25 Tech Company	61	128,884	2.5%	8.9
6	IBM	33	105,623	2.1%	2.4
7	Meta Platforms, Inc.	51	103,305	2.0%	2.9
8	Equinix	14	97,616	1.9%	2.9
9	Leading AI Chip Maker	7	81,255	1.6%	13.7
10	LinkedIn Corporation	7	71,757	1.4%	1.7
11	Fortune 25 Investment Grade-Rated Company	29	68,365	1.3%	3.1
12	Specialized Cloud Provider	5	67,130	1.3%	3.3
13	Space Technology and Connectivity Provider	6	64,739	1.3%	5.0
14	Lumen Technologies, Inc.	109	59,073	1.2%	2.9
15	AT&T	70	50,124	1.0%	1.3
16	Global Commerce Platform	15	49,528	1.0%	5.3
17	Zayo	112	48,227	0.9%	0.8
18	Comcast Corporation	41	47,762	0.9%	1.9
19	JPMorgan Chase & Co.	20	44,449	0.9%	1.3
20	Global Technology and Entertainment Platform	22	43,600	0.9%	2.3
	Total / Weighted Average		$2,698,103	53.1%	6.3

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of June 30, 2026, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2026

	100% Share				Digital Realty Share
	White Space	Annualized	Occupancy (3)		White Space	Annualized	Occupancy (3)		Data Center
Metropolitan Area	IT Load (1)	Rent (2)	30-Jun-26	31-Mar-26	IT Load (1)	Rent (2)	30-Jun-26	31-Mar-26	Count
Americas

Northern Virginia	842	$1,299,128	98.6%	98.6%	656	$1,054,237	98.8%	98.7%	32
Chicago	177	403,447	97.1%	95.9%	103	298,307	95.4%	94.2%	10
Dallas	123	238,586	93.9%	93.2%	102	205,848	92.6%	91.8%	20
New York	67	214,053	85.4%	84.9%	61	197,485	84.0%	83.5%	10
Silicon Valley	99	213,624	92.4%	78.8%	95	192,410	92.1%	78.0%	15
Other Markets	502	903,863	92.7%	92.7%	405	742,482	92.3%	92.1%	69

Americas Total	1,809	$3,272,701	95.7%	94.7%	1,421	$2,690,768	95.2%	93.8%	156

EMEA

Frankfurt	184	$341,532	93.3%	93.5%	154	$299,488	93.4%	93.6%	29
London	96	239,500	71.9%	72.0%	96	239,500	71.9%	72.0%	13
Amsterdam	140	221,966	79.7%	87.0%	140	221,966	79.7%	87.0%	13
Paris	153	243,902	86.2%	83.3%	129	202,735	85.2%	83.9%	13
Johannesburg	97	193,357	80.1%	79.9%	59	117,948	80.1%	79.9%	5
Other Markets	308	597,127	78.2%	81.2%	292	567,375	79.2%	81.8%	57

EMEA Total	978	$1,837,384	82.1%	83.6%	870	$1,649,011	81.9%	83.7%	130

Asia Pacific

Singapore	72	$276,174	93.9%	93.3%	72	$276,174	93.9%	93.3%	3
Tokyo	89	116,216	90.3%	90.3%	44	58,108	90.3%	90.3%	5
Osaka	65	81,449	89.3%	89.2%	32	40,724	89.3%	89.2%	4
Sydney	30	31,203	81.7%	74.8%	30	31,000	81.7%	74.8%	4
Hong Kong	24	30,461	59.6%	59.7%	19	26,957	71.4%	71.4%	2
Other Markets	35	38,666	57.7%	54.3%	27	36,103	68.3%	64.1%	6

Asia Pacific Total	315	$574,169	84.1%	83.1%	225	$469,068	85.9%	84.6%	24

Portfolio Total/Weighted Average	3,102	$5,684,254	90.2%	90.1%	2,515	$4,808,848	89.8%	89.4%	310

Unconsolidated Portfolio Total	817	$1,168,106	92.9%	92.6%	282	$401,275	91.2%	91.1%	88

Consolidated Portfolio Total	2,285	$4,516,148	89.3%	89.2%	2,234	$4,407,573	89.6%	89.2%	222

(1)	White Space IT Load represents UPS-backed utility power in megawatts dedicated to Digital Realty’s operated data center capacity.
(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2026, multiplied by 12.
(3)	Occupancy excludes capacity under active development and capacity held for development.

Note: Totals may not foot due to rounding differences.

s

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	Second Quarter 2026

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4) (10)	(5) (11)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	780	30	$1,785,120	$1,590,669	422	56%	3Q27	$1,731,109	$3,654,947	$5,386,056	$1,392,496	$2,334,714	$3,727,211
Charlotte	200	—	392,436	392,436	212	94%	2Q28	294,694	3,076,840	3,371,534	177,269	1,847,784	2,025,053
Atlanta	1,080	—	616,762	616,762	192	—	1Q29	297,128	2,934,645	3,231,773	141,136	1,393,956	1,535,092
Other	3,360	150	2,106,477	1,630,465	314	85%	2Q27	1,198,324	2,885,540	4,083,864	979,514	1,913,797	2,893,311
Americas	5,420	180	$4,900,795	$4,230,332	1,140	62%		$3,521,255	$12,551,971	$16,073,227	$2,690,415	$7,490,252	$10,180,667	11.8%

Marseille	—	30	$220,431	$220,431	36	—	2Q28	$145,943	$476,457	$622,400	$145,943	$476,457	$622,400
Frankfurt	90	60	1,155,462	934,817	26	16%	1Q27	381,558	214,562	596,120	381,558	214,562	596,120
Zurich	—	—	—	—	15	—	3Q28	48,167	347,552	395,719	48,167	347,552	395,719
Other	810	150	1,446,137	1,225,549	106	17%	2Q27	660,294	941,647	1,601,941	588,347	678,466	1,266,813
EMEA	900	240	$2,822,030	$2,380,797	183	12%		$1,235,963	$1,980,218	$3,216,181	$1,164,016	$1,717,037	$2,881,053	10.4%

Tokyo	30	—	$32,768	$16,384	34	84%	1Q27	$242,585	$130,200	$372,785	$121,292	$65,100	$186,392
Seoul	—	50	365,342	365,342	12	—	4Q27	29,943	114,259	144,202	29,943	114,259	144,202
Osaka	20	10	200,741	100,370	18	50%	4Q27	79,995	152,324	232,319	39,998	76,162	116,160
Other	190	70	388,809	255,590	16	—	1Q28	52,183	88,745	140,928	40,546	63,409	103,955
APAC	240	130	$987,660	$737,686	80	47%		$404,706	$485,527	$890,233	$231,779	$318,930	$550,709	11.2%

Total	6,560	550	$8,710,485	$7,348,816	1,402	54%		$5,161,924	$15,017,717	$20,179,641	$4,086,209	$9,526,219	$13,612,428	11.5%

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and capacity held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through June 30, 2026, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint ventures projects.
(5)	Includes only Digital Realty's share in development joint ventures projects.
(6)	Represents cost incurred through June 30, 2026. Excludes $2.3 billion related to the impact of purchase accounting on the acquisition of three joint venture development projects in Northern Virginia acquired on June 30, 2026.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, shell and infrastructure costs, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(10)	Includes $4.2 billion of current investment.
(11)	Includes $3.7 billion of current investment.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Second Quarter 2026

	Three Months Ended					Six Months Ended
	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	30-Jun-26	30-Jun-25

Non-Recurring Capital Expenditures (1)

Development (2)	$747,113	$729,959	$756,758	$532,590	$565,168	$1,477,072	$1,251,790

Enhancements and Other Non-Recurring	7,913	5,760	4,385	8,114	10,234	13,673	15,822

Total Non-Recurring Capital Expenditures	$755,026	$735,719	$761,143	$540,704	$575,402	$1,490,745	$1,267,612

Recurring Capital Expenditures (3)	$76,674	$59,665	$168,539	$77,998	$62,083	$136,339	$97,388

Total Direct Capital Expenditures	$831,700	$795,384	$929,682	$618,702	$637,485	$1,627,084	$1,365,000

Indirect Capital Expenditures

Capitalized Interest	$37,102	$35,637	$34,783	$32,923	$29,393	$72,739	$59,488

Capitalized Overhead	45,389	39,017	37,696	35,767	37,445	84,406	67,138

Total Indirect Capital Expenditures	$82,491	$74,654	$72,479	$68,690	$66,838	$157,145	$126,626

Total Improvements to and Advances for Investment in Real Estate	$914,191	$870,038	$1,002,161	$687,392	$704,323	$1,784,229	$1,491,626

(1)	Non-recurring capital expenditures are primarily for development of land and capacity, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures and fund prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental data center improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a data center, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2026

Closed Acquisitions:

	Acquisition	Metropolitan	Date	Purchase	Cap
Property	Type	Area	Acquired	Price (1)	Rate (2)
15 MW Development	Building	Malaysia	4/2/2026	$117,000	NA
2 GW Hyperscale Development	Land	Kansas City	4/30/2026	475,000	NA
48 MW Development	Land	Marseille	5/18/2026	53,112	NA
1.5 MW Data Center and 14 MW Development	Building and Land	Malaysia	6/9/2026	17,040	NA
Assemblage for 1 GW+ Campus	Land	Atlanta	6/11/2026	5,500	NA
Assemblage for 1 GW+ Campus	Land	Atlanta	6/30/2026	15,000	NA
Three Hyperscale Assets (3)	Building	Northern Virginia	6/30/2026	4,127,398	> 6.5%
Total				$4,810,050	—

Closed Dispositions:

	Disposition	Metropolitan	Date	Sale	Cap
Property	Type	Area	Disposed	Price (1)	Rate (2)
Non-Core Asset	Building	Atlanta, GA	4/15/2026	$24,000	NA
Total				$24,000	—

Closed Joint Venture / Fund Contributions:

	Metropolitan		Contribution	Cap
Property	Area	Date	Price	Rate (2)
U.S. Hyperscale Data Center Fund (4)	Charlotte and Atlanta	5/1/2026	$436,000	NA
Total			$436,000	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices were converted to USD based on FX rate as of June 30, 2026.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture and fund contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	Reflects Digital Realty’s purchase of its partner's 64% interest in three hyperscale data centers in Northern Virginia including cash, equity and assumed debt; excludes $900 million of remaining capex spend.
(4)	Digital Realty contributed interests in two development sites to the Fund, the value of which are presented at 100% share. Digital Realty received approximately $170 million of proceeds as a result of the contribution.

Unconsolidated Entities	Financial Supplement
Dollars in Thousands	Second Quarter 2026

Summary Balance Sheet -	As of June 30, 2026
at the JV's 100% Share	Total (1)

Gross cost of operating real estate	$14,762,195
Accumulated depreciation and amortization	(2,121,799)
Net Book Value of Operating Real Estate	$12,640,396
Cash	1,111,577
Other assets	2,827,601
Total Assets	$16,579,574

Debt	5,939,413
Other liabilities	2,244,218
Equity / (deficit)	8,395,942
Total Liabilities and Equity	$16,579,574

Digital Realty's Pro Rata Share of Unconsolidated entities Debt	$1,985,418

Summary Statement of Operations -	Three Months Ended June 30, 2026
at the JV's 100% Share	Total (1)

Total revenues	$513,779
Operating expenses	(212,210)
Net Operating Income (NOI)	$301,569

Straight-line rent	(20,267)
Above and below market rent	(8,203)
Cash Net Operating Income (NOI)	$273,099

Interest expense	($91,704)
Depreciation and amortization	(193,084)
Other income / (expense)	(12,251)
FX remeasurement on USD debt	15,152
Total Other Expenses, net	($281,888)

Net Income / (Loss)	$19,681

Digital Realty's Pro Rata Share of Unconsolidated entities NOI	$102,776

Digital Realty's Pro Rata Share of Unconsolidated entities Cash NOI	$93,894

Digital Realty's Earnings (loss) from unconsolidated entities	$36

Digital Realty's Pro Rata Share of Core FFO (2)	$58,143

Digital Realty's Fee Income from Unconsolidated entities	$44,821

(1)	Includes Ascenty, Blackstone NoVa, Clise, Digital Realty DC Partners NA Fund, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, Walsh, Digital Realty Bersama, Digital Connexion, Lumen, MC Digital Realty, Blackstone Frankfurt, Blackstone Paris, Medallion, Mivne and Digital Core REIT.
(2)	For a definition of Core FFO, see page 28.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2026

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25

Net Income (Loss) Available to Common Stockholders	$443,108	$169,093	$88,466	$57,631	$1,021,975
Interest expense	113,943	116,384	116,516	113,584	109,383
(Gain) loss on debt extinguishment and modifications	—	4,119	(9)	—	—
Income tax expense (benefit)	33,675	16,008	(9,673)	11,695	12,883
Depreciation and amortization	507,106	499,511	493,458	497,002	461,167
EBITDA	$1,097,832	$805,115	$688,758	$679,912	$1,605,408
Unconsolidated JV real estate related depreciation and amortization	62,972	60,291	70,260	65,922	59,172
Unconsolidated JV interest expense and tax expense	37,142	35,814	38,498	44,795	31,243
Severance, equity acceleration and legal expenses	4,384	2,835	4,937	1,794	2,262
Transaction and integration expenses	38,703	15,685	36,083	86,559	22,546
(Gain) loss on disposition of properties, net	(7,988)	(873)	(42,865)	(19,780)	(931,830)
Provision for impairment	—	—	78,553	—	—
Other non-core adjustments, net (2)	(82,084)	(4,270)	(25,033)	2,523	9,545
Net promote	(187,871)	—	—	—	—
Noncontrolling interests	4,318	(4,470)	(2,536)	(4,099)	14,790
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$977,589	$920,307	$856,836	$867,807	$823,319

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange remeasurement (gain) loss, net, impact of foreign tax rate changes, non-recurring legal and insurance expenses, lease termination fees, insurance proceeds related to property damage and similar adjustments on unconsolidated entities.

	Three Months Ended
Financial Ratios	30-Jun-26	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25

Total GAAP interest expense	$113,943	$116,384	$116,516	$113,584	$109,383
Capitalized interest expense	37,102	35,637	34,783	32,923	29,393
Change in accrued interest and other non-cash amounts	(104,924)	30,268	(52,014)	41,265	(92,065)
Cash Interest Expense (3)	$46,121	$182,289	$99,285	$187,772	$46,711

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$161,226	$162,202	$161,479	$156,687	$148,957

Coverage
Interest coverage ratio (5)	5.5x	5.2x	4.8x	4.9x	5.0x
Cash interest coverage ratio (6)	13.2x	4.4x	6.8x	3.9x	11.2x
Fixed charge coverage ratio (7)	5.2x	4.9x	4.5x	4.6x	4.7x
Cash fixed charge coverage ratio (8)	11.6x	4.2x	6.3x	3.8x	9.9x

Leverage
Debt to total enterprise value (9)(10)	21.4%	21.7%	25.1%	23.0%	23.2%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	22.3%	22.7%	26.1%	23.9%	24.1%
Pre-tax income to interest expense (12)	5.0x	2.5x	1.8x	1.6x	10.6x
Net Debt-to-Adjusted EBITDA (13)	4.7x	4.7x	4.9x	4.9x	5.1x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(5)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated entities interest expense).
(6)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by cash interest expense (including our pro rata share of unconsolidated entities interest expense).
(7)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our pro rata share of unconsolidated entities fixed charges).
(8)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated entities cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus finance lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2026

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) available to common stockholders (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to noncontrolling interests in operating partnership and reconciling items related to noncontrolling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO) and Core FFO (excluding net promote):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) gain (loss) on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. We calculate Core FFO (excluding net promote) by adding to Core FFO the net impact of (i) promote income and (ii) promote expense (collectively “net promote”). Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO and Core FFO (excluding net promote) as a measure of our performance is limited. Other REITs may calculate Core FFO and Core FFO (excluding net promote) differently than we do and accordingly, our Core FFO and Core FFO (excluding net promote) may not be comparable to other REITs’ Core FFO and Core FFO (excluding net promote). Core FFO and Core FFO (excluding net promote) should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest expense, gain (loss) on debt extinguishment and modifications, income tax expense (benefit), and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, (x) gain on / issuance costs associated with redeemed preferred stock and (xi) net promote. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2026

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents data centers owned as of December 31, 2024 with less than 5% of total rentable square feet under development and excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

GAAP refers to United States generally accepted accounting principles.

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus finance lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended June 30, 2026, GAAP interest expense was $114 million, capitalized interest was $37 million and preferred stock dividends were $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Six Months Ended
(in thousands)	30-Jun-26	31-Mar-26	30-Jun-25	30-Jun-26	30-Jun-25

Operating income before gain (loss) on disposition of properties, net	$459,257	$266,933	$211,698	$726,190	$407,447

Fee income	(248,927)	(34,899)	(34,427)	(283,826)	(55,070)
Other income	(480)	(47)	(1,363)	(527)	(1,496)
Depreciation and amortization	507,106	499,511	461,167	1,006,617	904,176
General and administrative	153,316	151,923	133,755	305,239	254,867
Severance, equity acceleration and legal expenses	4,384	2,835	2,262	7,219	4,690
Transaction and integration expenses	38,703	15,685	22,546	54,388	62,448
Provision for impairment	—	—	—	—	—
Other expenses	13,508	23	195	13,531	307

Net Operating Income	$926,867	$901,963	$795,832	$1,828,831	$1,577,368

Cash Net Operating Income (Cash NOI)

Net Operating Income	$926,867	$901,963	$795,832	$1,828,831	$1,577,368

Straight-line rental revenue	(26,955)	(21,813)	(24,015)	(48,767)	(33,708)
Straight-line rental expense	(617)	(1,423)	(469)	(2,040)	(445)
Above- and below-market rent amortization	(962)	(1,007)	(752)	(1,969)	(1,458)

Cash Net Operating Income	$898,333	$877,720	$770,595	$1,776,055	$1,541,757

Constant Currency Core FFO (Excluding Net Promote) Reconciliation	Three Months Ended			Six Months Ended
(in thousands, except per share data)	30-Jun-26		30-Jun-25	30-Jun-26	30-Jun-25

Core FFO (Excluding Net Promote) (1)	$767,885		$643,284	$1,483,956	$1,251,639
Core FFO impact of holding '25 Exchange Rates Constant (2)	(7,720)		—	(34,138)	—

Constant Currency Core FFO (Excluding Net Promote)	$760,165		$643,284	$1,449,818	$1,251,639
Weighted-average shares and units outstanding - diluted	360,648		343,909	356,113	343,436
Constant Currency Core FFO Per Share (Excluding Net Promote)	$2.11		$1.87	$4.07	$3.64

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2026 constant with average currency translation rates that were applicable to the same periods in 2025.

Forward-Looking Statements	Financial Supplement
Second Quarter 2026

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation capacity, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, Core FFO (excluding net promote), Constant Currency Core FFO (excluding net promote), adjusted FFO, adjusted EBITDA, net income, 2026 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center capacity;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development capacity, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	increased tariffs, global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center capacity that we lease or sublease from third parties;
●	information security, cyberattacks, security breaches and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for U.S. federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for U.S. federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2025, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.